UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 21, 2011
ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
502(c)
     The Board of Directors of Zix Corporation (NASDAQ: ZIXI) on July 21, 2011, elected Michael W. English as the Company’s Vice President and Treasurer. The Board also appointed him Chief Financial Officer, which is the Company’s principal financial officer.
     Mr. English, age 55, has served as the Company’s Controller since June 2007, and as its principal accounting officer since September 1, 2010. Before joining the Company, Mr. English held finance- and accounting-related positions at several companies. Mr. English served from 2003 to 2005 as Vice President Finance at Advance Fibre Communications (telecommunications) and from 1999 to 2004 as Vice President Finance at Marconi (telecommunications). He was previously division controller at the Access Division of RELTEC (telecommunications), at Rockwell Automation (industrial automation) and at Reliance Electric Company (industrial motors and drives). Mr. English holds a MS in Accountancy from DePaul University — Charles H. Kellstadt Graduate School of Business and a BA in English from John Carroll University. Mr. English is a certified public accountant.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: July 26, 2011	By:	/s/ James F. Brashear
James F. Brashear
General Counsel and Corporate Secretary